EXHIBIT 99.1

                                  PRESS RELEASE

                     NAUGATUCK VALLEY FINANCIAL CORPORATION
                             ANNOUNCES CASH DIVIDEND


Contact: John C. Roman
         President and Chief Executive Officer
         Naugatuck Valley Financial Corporation
         (203) 720-5000

Naugatuck, Connecticut - April 28, 2006 - The Board of Directors of Naugatuck Valley Financial Corporation (NASDAQ National Market: "NVSL") yesterday declared a cash dividend for the quarter ended March 31, 2006, of $.05 per share to stockholders of record on May 8, 2006. Payment of the cash dividend will be made on or about June 1, 2006.

Naugatuck Valley Mutual Holding Company, the mutual holding company of Naugatuck Valley Financial Corporation and majority stockholder, will waive receipt of the dividend.

Naugatuck Valley Financial Corporation is the holding company for Naugatuck Valley Savings and Loan and is headquartered in Naugatuck, Connecticut. Naugatuck Valley Savings and Loan operates six offices in Naugatuck, Beacon Falls, Shelton, Derby and Seymour Connecticut.

Contact:

Naugatuck Valley Financial Corporation
John C. Roman, 203-720-5000